UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): April 10, 2012

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-178991 (I.R.S. Employer Identification Number)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 10, 2012, ChinaCast Education Corporation (the “Company”) entered into a notes and warrants purchase agreement (the “Purchase Agreement”) and a related series of promissory notes (the “Notes”) with a group of lenders consisting of Fir Tree Value Master Fund, L.P. (“Fir Tree Value”), Fir Tree Capital Opportunity Master Fund, L.P. (“Fir Tree Capital” and, collectively with Fir Tree Value, “Fir Tree”), Lake Union Capital Fund, LP (“Lake Union Capital”), Lake Union Capital TE Fund, LP (“Lake Union Capital TE”), MRMP Managers LLC (“MRMP”), Harkness Trust (“Harkness”), Ashford Capital Partners, L.P. (“Ashford”), Anvil Investment Associates, L.P. (“Anvil”) and Columbia Pacific Opportunity Fund L.P. (“Col-Pac”) (each of Fir Tree Value, Fir Tree Capital, Lake Union Capital, Lake Union Capital TE, MRMP, Harkness, Ashford, Anvil and Col-Pac, individually, a “Purchaser” and collectively, the “Purchasers”). Each of the Purchasers is a shareholder of the Company, and Ned Sherwood, a director on the Company’s board and shareholder of the Company, is an investment manager of MRMP.

Notes. Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase Notes in the aggregate principal amount of US$1,096,181.50. The Notes bear interest at twenty percent (20.0%) per annum, payable semi-annually in arrears, and mature on April 10, 2013.

Subsequent Advance. After May 25, 2012, and prior to the earlier of the maturity date of the Notes and repayment of the Notes, the Company may make a request for a subsequent advance from each of the Purchasers of up to the same amount funded by each such Purchaser under its respective Note. Any such subsequent advance is in such Purchaser’s sole discretion.

Optional Prepayment of Notes. The Company may prepay any Note in whole or in part at any time prior to maturity by paying 102.5% of the principal to be prepaid together with the accrued interest on the prepaid principal amount to prepayment. If the Note is prepaid in full prior to maturity, the Company will pay the Purchaser an additional amount equal to the greater of (a) ten percent (10.0%) of the aggregate principal amount of the Note minus the sum of (i) all interest paid thereon plus (ii) any prepayment penalties paid in accordance with the foregoing sentence and (b) zero. No prepaid amount may be reborrowed.

Restrictions on Incurrence of Debt. Each Note provides that until all amounts outstanding under the Note have been repaid in full, the Company shall not incur any indebtedness other than indebtedness (a) existing or arising under the Note; (b) existing as of the date of the Note; (c) indebtedness of the Company in an amount not to exceed $5.0 million outstanding at any one time in the aggregate for the purposes mutually agreed with the Purchasers in accordance with the Purchase Agreement and upon the same terms as the Notes; provided, however, if the terms of such indebtedness are materially more favorable than the terms of the Note, then the Purchasers shall be entitled to receive the same terms of such indebtedness with respect to the Note; and (d) indebtedness of the Company which is subordinated to the Note.

Events of Default. Each Note includes events of default for failure to pay principal or interest, bankruptcy and breach of any representation or warranty included in the Note.

Warrants. Under the Purchase Agreement, the Company is required, as soon as practicable after the date of the Purchase Agreement, to issue to each Purchaser a number of warrants (the “Warrants”) equivalent to one Warrant for every two dollars of principal amount of Notes issued to that Purchaser. Each Warrant (a) shall be convertible into one share of the Company’s Common Stock at an exercise price of $4.00 per share (which exercise price shall not be subject to any adjustment mechanism), (b) expire on the fifth anniversary of issuance and (c) include anti-dilution protections for ordinary stock splits, stock dividends and recapitalizations.

Registration Rights. The Purchase Agreement also provides that the Company and Fir Tree will, as soon as practicable after the date of the Purchase Agreement, enter into a registration rights agreement (the “New Fir Tree Registration Rights Agreement”) on substantially the same terms as the registration rights agreement between the Company and Fir Tree, dated as of November 23, 2009 (the “Old Registration Rights Agreement”), with the exception that: (a) (i) the demand registration rights set forth in Section 2.1.1 of the Old Registration Rights Agreement shall commence instead on August 1, 2012; (ii) the piggy-back registration rights set forth in Section 2.2.1 of the Old Registration Rights Agreement shall commence instead on September 1, 2012; and (iii) the first sentence of the defined term “Registrable Securities” under the Old Registration Rights Agreement shall be defined to mean the 6,452,423 shares of Common Stock held by Fir Tree as of the date of the Purchase Agreement and the Warrants and shares of common stock issuable upon exercise of the Warrants to be issued to Fir Tree and (b) the New Fir Tree Registration Rights Agreement shall include such other changes as to be agreed upon by the parties thereto. The Company’s Old Registration Rights Agreement will be terminated by the Company and Fir Tree concurrently with the execution of the New Fir Tree Registration Rights Agreement and any and all existing breaches or violations thereof will thereby be waived by the Company and Fir Tree.

The Purchase Agreement also provides that the Company and the Purchasers other than Fir Tree will, as soon as practicable, enter into a registration rights agreement that will provide such Purchasers with the same piggy-back registration rights (but not the demand registration rights) as will be provided to Fir Tree.

Information Rights. The Purchase Agreement also provides that so long as the Notes are outstanding, any Purchaser holding the Notes shall have the right to receive (i) a weekly report detailing the use of the proceeds from the Notes and (ii) any other information that the Purchasers may reasonably request.

Agreement Filed as Exhibit. The foregoing description of the terms of the Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of the Notes, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

Use of Proceeds. The Company intends to use the proceeds from this financing for working capital to pay various professional services providers, interim management payroll and expenses, and other miscellaneous costs related to the issues previously disclosed in the two current reports on Form 8-K filed on April 2, 2012. As discussed in those two Form 8-Ks, the Company has encountered resistance from former chief executive officer Ron Chan and associated employees in its Shanghai offices in connection with the management transition. This resistance included the failure to return company seals, business licenses and financial seals of the Company’s two subsidiaries in Shanghai related to its e-learning and training services business and to one of its universities. Under PRC law, the company seals, financial seals and business licenses are necessary for these Chinese subsidiaries to, among other things, conduct banking business. Without access to relevant company seals, financial seals and business licenses, the Company is currently unable to access the bank accounts under the control of these two subsidiaries for working capital. A significant portion of the Company's available cash is held in these bank accounts. The Company intends to continue its efforts to regain control over its assets in Shanghai as well as begin assessing its ability to access available cash in bank accounts controlled by its other subsidiaries outside of Shanghai. This financing provides the Company with immediate funds in the interim.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

4.1	Notes and Warrants Purchase Agreement, dated April 10, 2012, between the Company and the Purchasers.

4.2	Form of Note (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2012
ChinaCast Education Corporation

	By:	/s/ Doug Woodrum
Doug Woodrum
Chief Financial Officer